EXHIBIT 10.15


     The Company has entered into Termination of Employment and Change of Control Agreements with Steven M. Duffy, Stephen L. Gulis, Jr., L. James Lovejoy, V. Dean Estes, Thomas P. Mundt, Timothy J. O'Donovan, and Robert J. Sedrowski which are identical to the form of agreement which is incorporated by reference from Exhibit 10(m) of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1993.